EXHIBIT 99.1

FINAL

MOVADO GROUP COMPLETES ACQUISITION OF MVMT

Paramus, NJ – October 1, 2018 -- Movado Group, Inc. (NYSE: MOV) (the “Company”) today announced that it has completed its previously announced acquisition of MVMT Watches Inc., the owner of MVMT (“MVMT”), a global aspirational lifestyle brand. The purchase price was comprised of an initial payment of approximately $100 million, or approximately $85 million net of tax benefits that are anticipated to be generated from the acquisition, subject to working capital and other closing adjustments, and two future contingent payments that combined could total up to an additional $100 million before tax benefits. The exact amount of the future payments will be determined by MVMT’s future financial performance with no minimum required future payment. The acquisition was funded through cash on hand, although the Company anticipates replenishing a portion of its cash through approximately $50 million of borrowings under its revolving credit facility by October 31, 2018.

As previously announced, the benefits of the transaction include:

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Adds a category-leading millennial brand created though world-class digital execution that has a strong track record of growth, category-leading site traffic and growing customer relationships that will position Movado Group to accelerate its digital strategy.

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Provides a significant global growth opportunity for Movado Group’s portfolio as MVMT continues to cross-sell products within its existing portfolio, expand product offerings within its core categories of watches, sunglasses and accessories, and grow its presence in new markets through its direct-to-consumer and wholesale business.

—	Allows MVMT to benefit from Movado Group’s global infrastructure and distribution network to help accelerate MVMT’s expansion in untapped categories, channels and geographies.
—	Increases Movado Group’s exposure to both aspirational and millennial consumers through MVMT’s differentiated and affordable watches, sunglasses and accessories.
—	Strengthens Movado Group’s digital and direct-to-consumer capabilities.

In its last fiscal year ended December 31, 2017, MVMT achieved revenue of approximately $71 million. Movado Group expects the transaction to be accretive to its results for the fiscal year ending January 31, 2019, exclusive of transaction-related charges and the amortization of anticipated purchase accounting adjustments.

Efraim Grinberg, Movado Group’s Chairman and Chief Executive Officer, stated, “We are pleased to officially welcome MVMT to Movado Group having closed on this strategic acquisition.  MVMT provides many benefits to our Company – we add a strong digital brand to our portfolio; broaden our customer reach to millennials, an important consumer segment; and increase the sales and earnings potential of our Company with an acquisition that we expect will be accretive to fiscal 2019 results. We expect to leverage the strengths of MVMT combined with our scale and operating platform to take the brand to a greater level of growth. With the closing of this acquisition, we are well positioned to capitalize on the full potential of our owned and licensed brands portfolio as we focus on delivering sustainable long-term growth.”

Jake Kassan, Co-founder and Chief Executive Officer of MVMT, stated, “I am excited to officially be part of the Movado team. The entire MVMT team shares in my excitement as we will now be able to benefit from the resources and brand expertise of Movado Group that will help MVMT achieve our long-term objectives.”

Kramer LaPlante, Co-founder and Chief Operating Officer of MVMT, added, “I, along with the 39 associates at MVMT, share in the enthusiasm to be part of Movado Group. We expect Movado Group’s scale, relationships and expertise in the timepiece category to accelerate the growth and development of our business as we maximize both businesses’ focus on product innovation, unique design and value for the consumer.”

CONTACT:	ICR, Inc.
Investors:
Rachel Schacter/Allison Malkin
203-682-8200

Media:
Alecia Pulman/Brittany Fraser
Alecia.Pulman@icrinc.com / Brittany.Fraser@icrinc.com
203-682-8200

Movado Group, Inc. designs, sources, and distributes MOVADO®, MVMT®, OLIVIA BURTON®, EBEL®, CONCORD®, COACH®, TOMMY HILFIGER®, HUGO BOSS®, LACOSTE®, SCUDERIA FERRARI®, REBECCA MINKOFF® and URI MINKOFF® watches worldwide, and operates Movado company stores in the United States and Canada.

Safe Harbor
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “expects,” “anticipates,” “believes,” “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “should” and variations of such words and similar expressions. Similarly, statements in this press release that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements and levels of future dividends to differ materially from those expressed in, or implied by, these statements. These risks and uncertainties may include, but are not limited to, general economic and business conditions which may impact disposable income of consumers in the United States and the other significant markets (including Europe) where the Company’s products are sold, uncertainty regarding such economic and business conditions, trends in consumer debt levels and bad debt write-offs, general uncertainty related to possible terrorist attacks, natural disasters, the stability of the European Union (including the impact of the June 23, 2016 referendum advising that the United Kingdom exit from the European Union) and defaults on or downgrades of sovereign debt and the impact of any of those events on consumer spending, changes in consumer preferences and popularity of particular designs, new product development and introduction, the ability of the Company to successfully implement its business strategies, competitive products and pricing, the impact of “smart” watches and other wearable tech products on the traditional watch market, seasonality, availability of alternative sources of supply in the case of the loss of any significant supplier or any supplier’s inability to fulfill the Company’s orders, the loss of or curtailed sales to significant customers, the Company’s dependence on key employees and officers, the ability to successfully integrate the operations of acquired businesses without disruption to other business activities, the continuation of the company’s major warehouse and distribution centers, the continuation of licensing arrangements with third parties, losses possible from pending or future litigation, the ability to secure and protect trademarks, patents and other intellectual property rights, the ability to lease new stores on suitable terms in desired markets and to complete construction on a timely basis, the ability of the Company to successfully manage its expenses on a continuing basis, information systems failure or breaches of network security, the continued availability to the Company of financing and credit on favorable terms, business disruptions, disease, general risks associated with doing business outside the United States including, without limitation, import duties, tariffs, quotas, political and economic stability, changes to existing laws or regulations, and success of hedging strategies with respect to currency exchange rate fluctuations, and the other factors discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated with the passage of time. The Company assumes no duty to update its forward looking statements and this release shall not be construed to indicate the assumption by the Company of any duty to update its outlook in the future.